Exhibit 77Q1 - Additional Items

Item 15
Markets \ Product: Securities Market Information	Subcustodian Name	City Location	Postal Code
Argentina	Citibank NA	Buenos Aires	C1036AAJ
Australia	HSBC Bank Australia Limited	Sydney	2000
Austria	UniCredit Bank Austria A.G	Vienna	1090
Bahrain	HSBC Bank Middle East Limited	Manama	428
Bangladesh	Standard Chartered Bank	Dhaka	1212
Belgium	Deutsche Bank AG	Amsterdam	1101 HE
Bermuda	HSBC Bank Bermuda Limited	Hamilton	HM11
Bosnia-Herzegovina	Raiffeisen Bank International AG (RBI)	Vienna	1030
Botswana	Standard Chartered Bank Botswana Limited	Gaborone	P. O. Box 496
Brazil	Citibank NA	Sao Paulo	SP 01311-920
Bulgaria	ING Bank NV	Sofia	Region 1408
Canada	The Northern Trust Company, Canada	Toronto	M5H 1J8
CD's	Deutsche Bank AG	London	EC2N 2DB
Chile	Banco de Chile	Santiago	Andres Bello 2687
China A Share	HSBC Bank (China) Company Limited	Shanghai	200120
China B Share	HSBC Bank (China) Company Limited	Shanghai	200120
Colombia	Cititrust Colombia	Bogota	Carrera 9A
Croatia	UniCredit Bank Austria AG	Vienna	1090
Cyprus	Citibank International plc	Athens	10557
Czech Republic	UniCredit Bank Czech Republic a.s.	Prague	1525/1 140 92 Praha 4
Denmark	Nordea Bank Danmark A/S	Taastrup	DK-2630
Egypt	Citibank NA	Cairo	Not applicable
Estonia	Swedbank AS	Tallinn	P.O Box: 124 Maadi-Cairo
Finland	Nordea Bank Finland plc	Helsinki	FIN-00020
France	BNP Paribas Securities Services	Pantin	93500
Germany	Deutsche Bank AG	Main office: Frankfurt am Main Direct Securities Services: Eschborn	16-24 D-65760
Ghana	Standard Chartered Bank Ghana Limited	Accra	P.O. Box 768
Greece	Citibank International PLC	Athens	10557
Hong Kong	The Hongkong & Shanghai Banking Corporation Limited	Kowloon	Not applicable
Hungary	UniCredit Bank Hungary Zrt	Budapest	1 Queen's Road Central,
Iceland	Landsbankinn hf	Reykjavik	Hafnarstraeti 5
India	Citibank NA	Mumbai	400 051
Indonesia	Standard Chartered Bank	Jakarta	12930
Ireland	The Northern Trust Company, London	London	E14 5NT
Israel	Bank Leumi Le-Israel BM	Tel-Aviv	Tel Aviv 65546
Italy	BNP Paribas Securities Services	Milan	34 Yehuda Halevi Street
Japan	The Hongkong & Shanghai Banking Corporation Limited	Tokyo	Tel Aviv 65546
Jordan	HSBC Bank Middle East Limited	Amman	Israel
Kazakhstan	HSBC Bank Kazakhstan JSC	Almaty	480021
Kenya	Standard Chartered Bank Kenya Limited	Nairobi	00100GPO
Kuwait	HSBC Bank Middle East Limited	Kuwait City	13017
Latvia	Swedbank AS	Riga	LV-1048
Lebanon	HSBC Bank Middle East Limited	Beirut	1107 2080
Lithuania	SEB Bankas	Vilnius	lt-2600
Luxembourg	Euroclear Bank S.A./N.V.	Brussels	B1210
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur	50100
Malta	HSBC Bank Malta PLC	Valletta	VLT 1444
Mauritius	The Hongkong & Shanghai Banking Corporation Limited	Ebene	Not applicable
Mexico	Banco Nacional de Mexico SA	Colonia Santa Fe	1210
Morocco	Societe Generale Marocaine de Banques	Casablanca	20100
Namibia	Standard Bank Namibia Limited	Windhoek	Not applicable
Netherlands	ABN AMRO Bank N.V.	Amsterdam	1082 PP
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	Auckland	Auckand 1010
Nigeria	Stanbic IBTC Bank Plc	Lagos	PO Box 54746
Norway	Nordea Bank Norge ASA	Oslo	NO-0368
Oman	HSBC Bank Middle East Limited	Muscat	Ruwi PC 112
Pakistan	Citibank NA	Karachi	74200
Palestine	HSBC Bank Middle East Limited	Ramallah	PO Box 2067
Peru	Citibank del Peru SA	Lima	Lima 27
Philippines	The Hongkong & Shanghai Banking Corporation Limited	Manila	1634
Poland	Bank Polska Kasa Opieki SA	Warsaw	00-950
Portugal	Banco Santander Totta	Lisbon	1099-024
Qatar	HSBC Bank Middle East Limited	Doha	Area 27
Republic of Korea	The Hongkong & Shanghai Banking Corporation Limited	Seoul	C.P.O. Box 6910
Romania	ING Bank NV	Bucharest	11745
Russia	ING Bank (Eurasia) ZAO	Moscow	127473
Saudi Arabia	HSBC Saudi Arabia Limited	Riyadh	11413
Serbia	UniCredit Bank Austria AG	Vienna	11000
Singapore	DBS Bank Ltd	Singapore	118502
Slovak Republic	ING Bank NV Bratislava Branch	Bratislava	811 022
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana	SI-1000
South Africa	Standard Bank of South Africa Limited	Johannesburg	2000
Spain	BNP Paribas Securities Services	Madrid	28042
Sri Lanka	Standard Chartered Bank	Colombo	Colombo1
Swaziland	Standard Bank Swaziland Limited	Mbabane	Not applicable
Sweden	Svenska Handelsbanken AB publ	Stockholm	SE-106 70
Switzerland	UBS AG	Zurich	CH-8098
Taiwan	Bank of Taiwan	Taipei	100
Thailand	Citibank NA	Bangkok	10110
Trinidad & Tobago	Republic Bank Limited	Port of Spain	Not applicable
Tunisia	Banque Internationale Arabe de Tunisie	Tunis	1000
Turkey	Deutsche Bank AS	Istanbul	34394
UAE - ADX	HSBC Bank Middle East Limited	Dubai	Not applicable
UAE - DFM	HSBC Bank Middle East Limited	Dubai	Not applicable
UAE - NASDAQ Dubai	HSBC Bank Middle East Limited	Dubai	Not applicable
Uganda	Standard Chartered Bank Uganda Limited	Kampala	7111
UK	The Northern Trust Company, London	London	E14 5NT
Ukraine	ING Bank Ukraine	Kiev	4070
United States	The Northern Trust Company	Chicago	60603
Uruguay	Banco Itau Uruguay SA	Montevideo	11000
Venezuela	Citibank NA	Caracas	18 Caracas
Vietnam	HSBC Bank (Vietnam) Ltd	Ho Chi Minh City	Not applicable
West Africa	United Bank for Africa plc	Abidjan	17 BP 808
Zambia	Standard Chartered Bank Zambia Limited	Lusaka	10101